UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2015

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.    Entry Into a Material Definitive Agreement

The information included under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” below is incorporated herein by reference.

Item 2.02.    Results of Operations and Financial Condition

On August 27, 2015, Destination Maternity Corporation (the “Company”) issued a press release and held a broadly accessible conference call to discuss its financial results for the quarter ended August 1, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the script read by management during the conference call is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The press release contained non-GAAP financial measures within the meaning of the Securities and Exchange Commission’s Regulation G, including: (a) Adjusted EBITDA (operating income (loss) before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss (gain) on disposal of assets; and (iv) stock-based compensation expense), together with the percentage of net sales represented by this measure; (b) Adjusted EBITDA before other charges, together with the percentage of net sales represented by this measure; and (c) Adjusted net income (loss) (net income (loss) before certain charges or credits), together with the per share-diluted amount represented by this measure.

The Company believes that each of these non-GAAP financial measures provides useful information about the Company’s results of operations and/or financial position to both investors and management. Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders. The Company uses each of these non-GAAP financial measures as a measure of the performance of the Company. The Company provides these measures to investors to assist them in performing their analysis of its historical operating results. Each of these non-GAAP financial measures, except net cash, reflects a measure of the Company’s operating results before consideration of certain charges and consequently, none of these measures should be construed as an alternative to net income (loss) or operating income (loss) as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles. The Company may calculate each of these non-GAAP financial measures differently than other companies.

With respect to the non-GAAP financial measures discussed in the press release, the Company has provided, as an attachment to such press release, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The disclosure in this Current Report, including in the Exhibits attached hereto, of any financial information shall not constitute an admission that such information is material.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On August 25, 2015, the Company and the Company’s wholly-owned subsidiary, Cave Springs, Inc. (collectively, the “Borrowers”) entered into Amendment No. 1 to Credit Agreement (“Amendment No. 1”) amending its asset-based revolving credit facility (the “Credit Agreement”) with Wells Fargo Bank, N.A. (“Wells Fargo”). The obligations of the Borrowers under the Credit Agreement are guaranteed by Mothers Work Canada, Inc. and DM Urban Renewal, LLC, each a wholly-owned subsidiary of the Company. The key terms of Amendment No. 1 are as follows:

(1)	Maturity Date: The maturity date of the Credit Agreement was extended to August 25, 2020 (instead of November 1, 2017).

(2)	Credit Limits: The maximum limit available under the Credit Agreement is now $76 million, which includes a Tranche A revolving credit facility of $70 million (the “Tranche A”) and a Tranche A-1 revolving credit facility of $6 million (the “Tranche A-1”). Upon the request of the Borrowers, subject to approval by Wells Fargo, the maximum limit under the Tranche A may be increased by as much as an additional $15 million. The amounts available for borrowing under Tranche A and Tranche A-1 are also governed by a borrowing base applicable to each such tranche. In addition, the Letter of Credit Sublimit is now $30 million instead of $15 million, and the Swing Line Sublimit is now $15 million instead of $10 million.

The Company paid certain closing fees in connection with the negotiation and execution of Amendment No. 1.

The foregoing description is qualified in its entirety by reference to the full and complete terms contained in Amendment No. 1, which is attached hereto as Exhibit 10.1, as well as the Credit Agreement which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 1, 2012, and each is incorporated herein by this reference.

Item 9.01.    Financial Statements and Exhibits

The following exhibits are filed or furnished with this Form 8-K:

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated August 25, 2015, among the Company and Cave Springs, Inc., each as a Borrower, and Mothers Work Canada, Inc. and DM Urban Renewal, LLC, each as a Guarantor, and Wells Fargo, N.A., as the Lender and Administrative Agent.

99.1	Press Release of the Company issued August 27, 2015.

99.2	Script for August 27, 2015 Earnings Release Conference Call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 27, 2015	DESTINATION MATERNITY CORPORATION

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated August 25, 2015, among the Company and Cave Springs, Inc., each as a Borrower, and Mothers Work Canada, Inc. and DM Urban Renewal, LLC, each as a Guarantor, and Wells Fargo, N.A., as the Lender and Administrative Agent.

99.1	Press Release of the Company issued August 27, 2015.

99.2	Script for August 27, 2015 Earnings Release Conference Call.